EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Financial Results for First Quarter Ended December 31, 2015

•	Consolidated Q1 revenue of $22.5 million

•	Consolidated Q1 GAAP net income of $1.0 million after taking into effect income from discontinued operations of $1.1 million

•	Non-GAAP Q1 income from continuing operations of $1.3 million and GAAP loss from continuing operations of $0.1 million

•	Anticipate Q2 revenue of $21 to $24 million

ALHAMBRA, California, February 4, 2016 - EMCORE Corporation (NASDAQ: EMKR - News), a leading provider of Indium Phosphide (InP) optical chips, components, subsystems, and systems for the broadband and specialty fiber optics market, today announced financial results for its first quarter ended December 31, 2015.

Financial Highlights - First Quarter Ended December 31, 2015

Financial Highlights	For the Three Months Ended
(in thousands)	December 31, 2015	September 30, 2015	December 31, 2014
Revenue	$22,490	$23,018	$18,416
Gross Profit	$7,401	$9,450	$5,179
Operating income (loss)	$20	$1,214	$(5,005)
Consolidated net income, including discontinued operations	$987	$1,480	$56,128
Income (loss) from continuing operations - Non-GAAP	$1,285	$2,711	$(832)

Financial Statement Highlights for the First Quarter of Fiscal 2016:

•	Consolidated revenue was $22.5 million, representing a 2.3% decrease from the immediate preceding quarter

•	Consolidated gross margin was 32.9%, a decrease from the 41.1% gross margin reported in the immediate preceding quarter

•	Non-GAAP income from continuing operations was $1.3 million, a decrease of approximately $1.4 million over the immediate preceding quarter

•	Consolidated net income was $1.0 million, a $0.5 million decrease when compared to the immediate preceding quarter

•	Consolidated net income per share was $0.04 compared to net income per share of $0.06 in the immediate preceding quarter

•	Cash and cash equivalents was $115.5 million at the end of the quarter, an increase of $3.6 million when compared to the immediate preceding quarter

Other Matters
The Board of Directors continues to evaluate the Company's cash needs. At this time, the Company expects to approve a cash dividend or distribution to shareholders, with the timing and amount to be determined in a few months following completion of the review.

Business Outlook
We expect revenue for the second quarter ended March 31, 2016 to be in the range of $21 to $24 million.

Conference Call
We will discuss our financial results today at 4:30 p.m. ET. The call will be webcast via the Company's website at http://www.emcore.com. Please go to the site beforehand to download any necessary software. A webcast will be available for replay beginning February 4, 2016 following the conclusion of the call on the Company's website.

Conferences

Management will be participating in the following upcoming conferences:

•	Northland Capital Markets Growth Conference at Omni Berkshire Place, New York, NY on March 9, 2016

•	Optical Fiber Communication Conference and Exposition at Anaheim Convention Center, Anaheim, CA, Booth #1228 on March 22-24, 2016

About EMCORE
EMCORE Corporation designs and manufactures Indium Phosphide (InP) optical chips, components, subsystems and systems for the broadband and specialty fiber optics market. EMCORE was the pioneer in linear fiber optic transmission technology, and today is a leader in optical components, as well as a provider of complete end-to-end solutions for high-speed communications network infrastructures, enabling systems and service providers to meet growing demand for bandwidth and connectivity. EMCORE’s advanced optical technologies are designed for cable television (CATV) and fiber-to-the-premise (FTTP) networks, telecommunications and data centers, satellite communications, aerospace and defense, wireless networks, and broadcast and professional audio/video systems. With its world-class InP semiconductor wafer fabrication facility, EMCORE has fully vertically-integrated manufacturing capability and also provides contract design, foundry and component packaging services. EMCORE is headquartered in Alhambra, California with InP wafer fabrication operations in Alhambra, and ISO 9001 certified manufacturing in Alhambra and Langfang, China. For further information about EMCORE, visit http://www.emcore.com.

Use of Non-GAAP Financial Measures
We disclose non-GAAP net income (loss) from continuing operations as a supplemental measure to U.S. GAAP (loss) income from continuing operations regarding our operational performance. This financial measure excludes the impact of certain items that we do not believe are indicative of our core operating results; therefore, it has not been calculated in accordance with U.S. GAAP.

We believe that this additional non-GAAP financial measure is useful to investors in assessing our operating performance. We also use this financial measure internally to evaluate our operating performance and for planning and forecasting of future periods. In addition, financial analysts that follow us may focus on and publish both historical results and future projections based on our non-GAAP financial measure. We also believe that it is in the best interest of our investors to provide this non-GAAP information.

While we believe that this non-GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Our non-GAAP financial measure may not be reported by all of our competitors and it may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using this non-GAAP financial measure as a supplement to U.S. GAAP and by providing a reconciliation of our non-GAAP financial measure to its most comparable U.S. GAAP financial measure.

Non-GAAP financial measures are not in accordance with or an alternative for U.S. GAAP. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable U.S. GAAP financial measures and it should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Forward-Looking Statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (b) the Company's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (c) delays and other difficulties in commercializing new products; (d) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, (iv) to successfully compete with products offered by our competitors; (e) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (f) actions by competitors; and (g) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as updated by our subsequent periodic reports.

Neither management nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the SEC that are available on the SEC's web site located at www.sec.gov, including the sections entitled "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
Revenue	$22,490	$23,018	$18,416
Cost of revenue	15,089	13,568	13,237
Gross profit	7,401	9,450	5,179
Operating expense (income):
Selling, general, and administrative	4,821	5,587	8,627
Research and development	2,560	2,649	2,174
Gain from change in estimate on ARO obligation	—	—	(845)
Loss on sale of assets	—	—	228
Total operating expense	7,381	8,236	10,184
Operating income (loss)	20	1,214	(5,005)
Other income (expense):
Interest (expense) income, net	(17)	36	(130)
Foreign exchange (loss) gain	(135)	(239)	57
Change in fair value of financial instruments	—	—	36
Total other expense	(152)	(203)	(37)
(Loss) income from continuing operations before income tax (expense) benefit	(132)	1,011	(5,042)
Income tax (expense) benefit	(2)	339	1,912
(Loss) income from continuing operations	(134)	1,350	(3,130)
Income from discontinued operations, net of tax	1,121	130	59,258
Net income	$987	$1,480	$56,128
Per share data:
Net (loss) income per basic share:
Continuing operations	$0.00	$0.05	$(0.10)
Discontinued operations	0.04	0.01	1.90
Net income per basic share	$0.04	$0.06	$1.80

Net (loss) loss per diluted share:
Continuing operations	$0.00	$0.05	$(0.10)
Discontinued operations	0.04	0.01	1.90
Net income per diluted share	$0.04	$0.06	$1.80

Weighted-average number of basic shares outstanding	25,697	25,615	31,217
Weighted-average number of diluted shares outstanding	25,697	25,896	31,217

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of	As of
	December 31, 2015	September 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$115,520	$111,885
Restricted cash	1,103	375
Accounts receivable, net	14,430	17,319
Inventory	14,871	17,130
Prepaid expenses and other current assets	4,313	4,976
Total current assets	150,237	151,685
Property, plant, and equipment, net	9,730	8,925
Other non-current assets, net	245	297
Total assets	$160,212	$160,907
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,915	$7,189
Deferred gain associated with sale of assets	3,400	3,400
Accrued expenses and other current liabilities	11,494	13,102
Total current liabilities	21,809	23,691
Asset retirement obligations	1,525	1,774
Total liabilities	23,334	25,465
Shareholders’ equity:
Common stock	762,540	762,003
Treasury stock	(47,721)	(47,721)
Accumulated other comprehensive income	759	847
Accumulated deficit	(578,700)	(579,687)
Total shareholders’ equity	136,878	135,442
Total liabilities and shareholders’ equity	$160,212	$160,907

We have provided a reconciliation of our non-GAAP income (loss) from continuing operations financial measure to its most directly comparable U.S. GAAP financial measure as indicated in the table below:

EMCORE Corporation
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Income (Loss) from Continuing Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
(Loss) income from continuing operations - US GAAP	$(134)	$1,350	$(3,130)
Adjustments:
Amortization expense	—	63	6
Stock-based compensation expense	363	411	1,774
Income tax expense (benefit)	2	(339)	(1,912)
Accretion expense	15	21	16
Gain from change in estimate on ARO obligation	—	—	(845)
Compensation expense associated with sale of Businesses	—	—	2,118
Specific severance and restructuring charges	—	118	965
Foreign exchange loss (gain)	135	239	(57)
Loss on sale of assets	—	—	228
Change in fair value of financial instruments	—	—	(36)
Expenses associated with the legal arbitration	904	848	41
Total adjustments	1,419	1,361	2,298
Income (loss) from continuing operations - Non-GAAP	$1,285	$2,711	$(832)

Income (loss) from continuing operations - Non-GAAP per basic share	$0.05	$0.11	$(0.03)
Income (loss) from continuing operations - Non-GAAP per diluted share	$0.05	$0.10	$(0.03)
Weighted average number of basic shares outstanding	25,697	25,615	31,217
Weighted average number of diluted shares outstanding	25,697	25,896	31,217

Stock-based compensation expense
The effect of recording stock-based compensation expense was as follows:

Stock-based Compensation Expense	For the Three Months Ended
(in thousands)	December 31, 2015	September 30, 2015	December 31, 2014
Cost of revenue	$69	$68	$104
Selling, general, and administrative	188	238	1,565
Research and development	106	105	105
Total stock-based compensation expense	$363	$411	$1,774

Contact:
EMCORE Corporation
Mark Weinswig
(626) 293-3400
investor@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com

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